Exhibit 99.1

Reliance Global Group Reports Second Quarter 2026 Results and Accelerates AI-Driven Transformation

Proprietary AI Platform Enhances Insurance Operations and Positions Company for Long-Term Growth

Company to Host Conference Call Today at 4:30 PM Eastern Time

LAKEWOOD, N.J., July 30, 2026 (GLOBE NEWSWIRE) — Reliance Global Group, Inc. (Nasdaq: EZRA) (“we,” “us,” “our,” the “Company” or “Reliance”) today reported financial results for the second quarter ended June 30, 2026, while highlighting continued progress in the development and deployment of its proprietary artificial intelligence platform designed to enhance operational efficiency, automate complex workflows, and create new long-term growth opportunities.

Key Highlights

●	Launched proprietary AI agent for secure browser automation, marking a significant milestone in the Company’s AI strategy.

●	Began deploying AI capabilities across Reliance’s insurance operations to improve workflow automation, productivity and customer service.

●	Continued expanding proprietary AI technologies designed to enhance both internal operations and future commercial opportunities.

●	Continued delivering organic growth within the Company’s retained insurance operations following the divestiture of non-core businesses.

●	Reduced second quarter operating expenses by approximately 28% year-over-year through continued operational efficiencies and disciplined cost management.

●	Improved second quarter net loss by approximately 26% compared with the prior-year period.

Ezra Beyman, Chairman and Chief Executive Officer of Reliance Global Group, commented, “The second quarter marked an important milestone in our evolution as we continue transforming Reliance through the development of proprietary AI technologies. During the quarter, we accelerated the development of our AI platform and began deploying our secure browser automation technology across our insurance operations to improve productivity, streamline workflows and enhance customer service.”

“We believe artificial intelligence represents a transformational opportunity for our Company. By combining our deep insurance industry expertise with advanced AI capabilities, we are building technology that has the potential to improve operating performance while creating valuable intellectual property. As we continue to develop, deploy and refine innovative AI solutions, we believe this strategy creates meaningful opportunities to strengthen our existing insurance operations while establishing a scalable technology platform capable of driving long-term growth and creating value for our shareholders.”

Strategic Update

In July, Reliance announced the successful launch of its proprietary AI agent for secure browser automation. The AI solution is designed to securely automate complex web-based workflows while maintaining enterprise-grade security and compliance standards. The platform represents a significant milestone in the Company’s ongoing strategy to leverage proprietary artificial intelligence to enhance operational performance, improve scalability and create new long-term growth opportunities.

The Company’s AI platform is being deployed across Reliance’s insurance operations, where it is expected to improve productivity, reduce manual processes and enhance customer service. By integrating the technology into its own operations, the Company expects to optimize internal workflows, reduce administrative burdens and further strengthen the efficiency of its insurance platform while continuing to refine the technology through real-world applications. Management believes the technology also has significant long-term commercialization potential beyond its internal applications.

Building on these capabilities, Reliance intends to expand the platform’s functionality across additional business processes while continuing to invest in the development of proprietary AI technologies that complement its insurance operations. The Company believes its secure browser automation technology has broad applicability for enterprise customers operating in regulated industries that require secure, reliable and compliant workflow automation.

As Reliance continues to enhance its proprietary AI platform, management believes the technology has the potential to strengthen the Company’s insurance operations, improve operating efficiency and create new long-term commercialization opportunities. By combining its deep insurance industry expertise with innovative AI capabilities, the Company believes it is well positioned to build a scalable technology platform that complements its core business, diversifies future revenue opportunities and creates long-term shareholder value. The Company remains focused on executing its core business strategy by growing its InsurTech and insurance operations while continuing to expand its proprietary AI platform.

2026 Second Quarter Financial Highlights

●	Commission income was approximately $2.1 million, compared with approximately $3.1 million for the second quarter of 2025. The decrease primarily reflects the Company’s previously announced divestitures of certain non-core operations, partially offset by continued organic growth within its retained insurance businesses.

●	Commission expense was approximately $0.8 million, compared with approximately $1.0 million for the second quarter of 2025. The decrease primarily reflects lower commission expense associated with the divested operations.

●	Salaries and wages were approximately $1.5 million, compared with approximately $2.6 million for the second quarter of 2025. The decrease primarily reflects lower personnel costs following the divestitures together with reduced non-cash share-based compensation expense.

●	General and administrative expenses were approximately $1.2 million, compared with approximately $1.5 million for the second quarter of 2025. The reduction was primarily attributable to cost efficiencies and reduced operating expenses resulting from the Company’s OneFirm operating model. The comparison was also affected by Scale51 initiatives in 2026 and acquisition activities in 2025.

●	Net loss attributable to Reliance Global Group improved to approximately $2.0 million, compared with approximately $2.7 million for the second quarter of 2025. The improvement was primarily driven by continued operating efficiencies, lower non-cash share-based compensation expense and reduced interest expense.

●	Adjusted EBITDA (“AEBITDA”) a non-GAAP financial measure was a loss of approximately $1.1 million, compared with a loss of approximately $0.4 million for the second quarter of 2025. The year-over-year change primarily reflects lower non-GAAP adjustments in the second quarter of 2026 due to significantly lower non-cash share-based compensation expense, together with lower interest expense and depreciation and amortization. These factors were partially offset by the improvement in GAAP net loss.

●	Balance Sheet: As of June 30, 2026, the Company reported cash of approximately $0.8 million, combined cash and restricted cash of approximately $1.8 million, working capital of approximately $1.2 million, and stockholders’ equity of approximately $6.6 million.

Conference Call

Reliance Global Group will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results and provide a business update.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 497505. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2381/54350 or on the investor relations section of the Company’s website, https://relianceglobalgroup.com/events-and-presentations/.

A webcast replay will be available on the investor relations section of the Company’s website at https://relianceglobalgroup.com/events-and-presentations/ through July 30, 2027. A telephone replay of the call will be available approximately one hour following the call, through August 13, 2026, and can be accessed by dialing +1 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 54350.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (Nasdaq: EZRA) is an InsurTech company leveraging artificial intelligence, cloud computing and advanced technologies to transform the insurance agency/brokerage industry. Through its growing portfolio of proprietary AI solutions and insurance operations, the Company is focused on enhancing operational efficiency, improving customer experiences and creating long-term shareholder value.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than statements of historical fact and may be identified by the use of words or expressions such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “seek,” “potential,” “target,” “project,” “forecast,” “outlook,” or similar expressions, or by discussions of strategy, plans, or intentions.

Forward-looking statements in this press release include, without limitation, statements regarding: the Company’s strategic plans, including its Scale51 strategy and the activities of EZRA International Group and LifeSci Global Group; the Company’s ability to identify, invest in, integrate, scale, and obtain controlling interests in technology and life sciences businesses, including the timing and likelihood thereof; the Company’s investment in Enquantum Ltd., the satisfaction of milestones under the related share purchase agreement, the Company’s ability to acquire a majority or controlling interest in Enquantum, and the development, commercialization, and market adoption of Enquantum’s post-quantum cybersecurity technologies; the Company’s investment in Innervate Radiopharmaceuticals LLC and the development and potential commercialization of Innervate’s positron emission tomography imaging and therapeutic radiopharmaceutical product candidates, including for the treatment of neuroblastoma and potential future applications; the future operations and prospects of LifeSci Global Group LLC and any future investments to be made through that platform; the Company’s ability to maintain compliance with the minimum bid price requirement and other continued listing standards of The Nasdaq Capital Market; the development, deployment, expansion, and potential commercialization of the Company’s proprietary artificial intelligence technologies, including the Company’s AI agent for secure browser automation, and the anticipated benefits and applications thereof; the Company’s ability to continue executing on its insurance and InsurTech operations, including the development and rollout of RELI Exchange 2.0 and the anticipated benefits of the Company’s OneFirm initiative and 2025 portfolio realignment; the Company’s expectations regarding revenue growth from retained businesses, cost optimization, operating efficiencies, and trends in non-cash equity-based compensation; the Company’s liquidity, working capital, capital allocation priorities, and ability to fund existing and future investment commitments, including remaining tranches under the Enquantum share purchase agreement and additional commitments to LifeSci Global Group LLC; the Company’s broader business strategy and growth outlook; and any other statements regarding future events, plans, or expectations.

These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties, and other factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, without limitation: the highly speculative nature of, and substantial risk of loss associated with, investments in early-stage technology and life sciences companies, including Enquantum and Innervate; the development, regulatory, manufacturing, intellectual property, supply chain, reimbursement, and commercialization risks specific to radiopharmaceutical and post-quantum cryptography product candidates; the Company’s ability to satisfy the conditions to remaining tranches under the Enquantum share purchase agreement and to acquire a controlling interest on the contemplated timeline or at all; the Company’s ability to identify and complete suitable additional investments through Scale51, EZRA International Group, and LifeSci Global Group, and the risk that anticipated strategic, operational, or financial benefits of these initiatives may not be realized within expected timeframes or at all; conflicts of interest associated with the Company’s life sciences investment platform, including the ownership of LifeSci Global Group LLC by certain members of the Company’s management and board of directors and the role of one of the Company’s directors as chief executive officer of Innervate; the Company’s ability to maintain compliance with the continued listing standards of The Nasdaq Capital Market, including the minimum bid price requirement, and the risk that the reverse stock split may not achieve its intended effect or may need to be supplemented by additional measures; risks related to changes in the composition of the Company’s board of directors and committees, including the impact of any change in the independence of the Company’s directors on the Company’s compliance with Nasdaq listing standards; cross-border legal, regulatory, geopolitical, tax, and currency risks associated with the Company’s investment in an Israeli company and any future international investments; risks associated with the Company’s digital asset treasury strategy and the volatility, custody, and regulatory treatment of digital assets; the Company’s ability to access additional capital on acceptable terms, or at all, including under its existing at-the-market offering program and equity line of credit, both of which are conditioned on continued Nasdaq listing; the Company’s ability to maintain and grow revenue from its retained insurance and InsurTech operations following the divestiture of Fortman Insurance Services, Employee Benefits Solutions, and U.S. Benefits Alliance; competition, regulatory developments, and other risks affecting the insurance brokerage and InsurTech industries; risks related to litigation, settlements, and legal proceedings, including the matters described in the Company’s filings with the Securities and Exchange Commission; and general business, economic, market, interest rate, and geopolitical conditions.

Actual results may differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that may cause actual results to differ materially is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, copies of which are available free of charge through the Securities and Exchange Commission’s website at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise.

The financial information presented in this press release is preliminary, unaudited, and subject to the completion of the Company’s customary review and reporting processes. Such financial information has been prepared by, and is the responsibility of, the Company’s management and reflects estimates based on information available to management as of the date of this press release. Although the Company believes the financial information presented in this press release fairly reflects the Company’s results of operations and financial condition for the periods presented, this information should not be regarded as a representation by the Company, its management, or its independent registered public accounting firm as to the actual results that will be reflected in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, when filed. This information should be read in conjunction with the Company’s audited consolidated financial statements and related notes contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the financial information presented herein and does not express an opinion or any other form of assurance with respect to such information.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: EZRA@crescendo-ir.com

INFORMATION REGARDING A NON-GAAP FINANCIAL MEASURE

The Company believes certain financial measures which meet the definition of non-GAAP financial measures, as defined in Regulation G of the SEC rules, provide important supplemental information. Adjusted EBITDA (“AEBITDA”), our key financial performance metric, is a non-GAAP financial measure that is not in accordance with, or an alternative to, measures prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). “AEBITDA” is defined as earnings before interest, taxes, depreciation, and amortization (EBITDA) with additional adjustments as further outlined below. The Company considers AEBITDA an important financial metric because it provides a meaningful financial measure of the quality of the Company’s operational, cash impacted and recurring earnings and operating performance across reporting periods. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure to other companies in the industry. AEBITDA is used by management in addition to and in conjunction (and not as a substitute) with the results presented in accordance with GAAP. Management uses AEBITDA to evaluate the Company’s operational performance, including earnings across reporting periods and the merits for implementing cost-cutting measures. We have presented AEBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Consistent with Regulation G, a description of such information is provided below herein and tabular reconciliations of this supplemental non-GAAP financial information to our most comparable GAAP information are contained in this press release.

We exclude the following items when calculating AEBITDA, and the following items define our non-GAAP financial measure AEBITDA:

●	Interest and related party interest expense: Unrelated to core Company operations and excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

●	Depreciation and amortization: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

●	Goodwill and/or asset impairments: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

●	Equity-based compensation: Non-cash compensation provided to employees and service providers (including period amortization cost of service provider prepaid expenses that were prepaid with stock), excluded to provide more meaningful supplemental information regarding the Company’s core cash impacted operational performance.

●	Other income (expense), net: Includes certain non-routine income or expenses and other individually de minimis items and is thus excluded as unrelated to core operations of the Company.

●	Gain (Loss) from Equity Method Investment: Includes certain gains and losses on equity method investments that are non-cash, and thus excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

●	Unrealized gains (losses) on digital assets, net: This account includes unrealized gains and losses from digital assets and is thus excluded as unrelated to core operations of the Company.

●	Transactional costs: This includes expenses related to mergers, acquisitions, financings and refinancings, and amendments or modification to indebtedness. These costs are unrelated to primary Company operations and are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

●	Non-standard costs: This account includes non-recurring non-operational items, related to costs incurred for a legal suit the Company has filed against one of the third parties involved in previously discontinued operations and was excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

The following table provides a reconciliation from net income (loss) to consolidated AEBITDA for the three and six month periods ended June 30, 2026, and June 30, 2025:

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net loss	$(1,994,284)	$(2,710,901)	$(3,465,452)	$(4,447,786)
Interest and related party interest expense	124,659	318,988	251,045	644,230
Depreciation and amortization	252,976	346,151	557,420	706,746
Share based compensation – employees, directors and third parties	210,536	1,479,557	401,894	2,504,542
Other (income) expense, net	–	–	–	24,598
Transactional costs	232,459	248,049	571,731	391,236
Non-standard costs	–	(63,534)	–	(35,254)
Loss from Equity Method Investment	94,354	–	120,384	–
Realized and unrealized gains on digital assets, net	(65,206)	–	(9,263)	–
Total adjustments	849,778	2,329,211	1,893,211	4,236,098
AEBITDA	$(1,144,505)	$(381,690)	$(1,572,241)	$(211,688)